STATE OF NORTH CAROLINA       IN THE GENERAL COURT OF JUSTICE
                                            SUPERIOR COURT DIVISION
         COUNTY OF DURHAM                         96 CvS 2748

         STEVEN M. SCOTT, M.D., on his )
         own behalf and on behalf of   )
         Coastal Physician Group,      )
         Inc., and BERTRAM E. WALLS,   )
         M.D., M.B.A., on his own      )
         behalf and on behalf of       )
         Coastal Physician Group,      )
         Inc.,                         )
                                       )
                        Plaintiffs,    )    COASTAL PHYSICIAN GROUP,
                                       )         INC.'S ANSWER
              vs.                      )    (WITH MOTIONS TO DISMISS)
                                       )        AND COUNTERCLAIMS
         JACQUE JENNING SOKOLOV,       )
         JOSEPH G. PIEMONT, STEPHEN D. )
         CORMAN and COASTAL PHYSICIAN  )
         GROUP, INC.,                  )
                                       )
                        Defendants.    )


                   COMES NOW defendant Coastal Physician Group, Inc.

         ("Coastal"), by its undersigned attorneys, and makes and files its Answer (with Motions to Dismiss) to plaintiffs' verified complaint, as follows:

                                  FIRST DEFENSE

             For its First Defense, Coastal answers that this Court

         lacks subject matter jurisdiction over one or more of the

         claims asserted by the plaintiffs and, therefore, pursuant to

         N.C.G.S. Section 1A-1, Rule 12(b)(1), such claim(s) should be dismissed and Coastal so moves.

                                  SECOND DEFENSE

             For its Second Defense, Coastal answers that one or more of the claims asserted by the plaintiffs has been brought in an improper venue and, therefore, pursuant to N.C.G.S. Section 1A-

         1, Rule





         12(b)(3), such claim(s) should be dismissed and Coastal so moves.

                                  THIRD DEFENSE

             For its Third Defense, Coastal answers that the plaintiffs'

         complaint fails to state a claim upon which relief may be

         granted and, therefore, pursuant to N.C.G.S. Section 1A-1, Rule

         12(b)(6), the plaintiffs' complaint should be dismissed (in whole or in part) and Coastal so moves.

                                  FOURTH DEFENSE

             For its Fourth Defense, Coastal answers that the plaintiffs have failed to join a necessary party and, therefore, pursuant to N.C.G.S. Section 1A-1, Rule 12(b)(7), the plaintiffs'

         complaint should be dismissed and Coastal so moves.

                                  FIFTH DEFENSE

             For its Fifth Defense, Coastal answers the individually

         numbered allegations of the plaintiffs' complaint as follows:

                   1.   Denies the allegations of paragraph 1 of the

         complaint, and avers that, by duly authorized action of a ma-

         jority of Coastal's Board of Directors on May 29, 1996, Coastal

         placed plaintiff Steven M. Scott ("Scott") on leave from his position as an officer of Coastal because, in the Board's judg-

         ment, Scott's continued dominance of Coastal was damaging

         Coastal's business and operations and threatened Coastal's sur-

         vival as a viable enterprise; that the Board restricted Scott's contacts with Coastal employees as a countermeasure to Scott's unjustified and harmful acts of intimidation of subordinates

         and








         interference with the restructuring and turn-around of

         Coastal's operations; that the Board elected Joseph G. Piemont as acting President and Chief Executive Officer and subse-

         quently, on June 20, 1996, approved employment arrangements for

         Piemont that are lawful, appropriate and customary for compa-

         nies of Coastal's condition, size and complexity and for compa-

         nies in such a highly competitive industry; that the Board's decision on July 8, 1996 to authorize Morgan, Stanley & Co.,

         Inc. ("Morgan Stanley") to seek buyers for certain non-core assets of Coastal was a reasonable exercise of the Board's business judgment and reflected many hours of Board discussion of and deliberation upon the various alternatives available to

         Coastal to maximize shareholder value consistent with the de-

         livery of quality services to Coastal's customers and the con-

         suming public, including oral and written presentations by Mor-

         gan Stanley at previous Board meetings; and that any decline in the market value of Coastal's shares since May 29, 1996 has been unrelated to Dr. Scott's leave and is minimal in compari-

         son to the more-than-75% decline in market value experienced under Scott's ineffective leadership of the company during the period from December 1994 to May 1996 when Coastal lost more than $500 million in market value.  Except as has been herein-

         above expressly admitted, the remaining allegations of para-

         graph 1 of the complaint are denied.














                   2.   Denies the allegations of paragraph 2 of the

         complaint, except admits that plaintiffs purport to assert the claims referred to therein.

                   3.   Admits the allegations of paragraph 3 of the

         complaint.

                   4.   Admits the allegations of paragraph 4 of the

         complaint.

                   5.   Admits the allegations of paragraph 5 of the

         complaint.

                   6.   Admits the allegations of the first two sen-

         tences of paragraph 6 of the complaint and denies the allega-

         tions contained in the last sentence of said paragraph.  An-

         swering further, Coastal avers that Dr. Sokolov was invited to become Chairman of the Board by plaintiff Scott; that Dr.

         Sokolov spends the preponderance of his working hours on the official business of Coastal; and that Coastal's acquisitions of Advanced Health Plans, Inc. and Advanced Health Plans Devel-

         opment, Inc.  were arm's length transactions and proper in all respects.

                   7.   Admits the allegations of paragraph 7 of the

         complaint.

                   8.   Admits the allegations of paragraph 8 of the

         complaint, except avers that Piemont has been designated as acting President and Chief Executive Officer of Coastal.

                   9.   Admits the allegations of paragraph 9 of the

         complaint.










                   10.  Admits the allegations of paragraph 10 of the

         complaint, except to the extent the plaintiffs' purported sum-

         marization of the terms of the Scott Agreement are at a vari-

         ance with its provisions, to which the Court is respectfully referred for the provisions thereof.

                   11.  Admits that some of the language quoted in para-

         graph 11 of the complaint appears in the Scott Agreement but denies that the parties' agreement-in-fact or contract consists solely of such provisions; Coastal respectfully refers the

         Court to the terms of the referenced Scott Agreement for the provisions thereof.

                   12.  Admits that some of the language quoted in para-

         graph 12 of the complaint appears in the Scott Agreement but denies that the parties' agreement-in-fact or contract consists solely of such provisions; Coastal respectfully refers the

         Court to the terms of the referenced Scott Agreement for the provisions thereof.

                   13.  Admits that some of the language quoted in para-

         graph 13 of the complaint appears in the amendment to the Scott

         Agreement, and Coastal respectfully refers the Court to the terms of the referenced Scott Agreement for the provisions thereof (and, hence, the legal consequences); except as has been hereinabove expressly admitted, the remaining allegations of paragraph 13 are denied.

                   14.  Admits the allegations of paragraph 14 of the

         complaint.










                   15.  Admits the allegations of the first sentence of

         paragraph 15 of the complaint and denies the allegations of the second and third sentences of such paragraph.  Answering fur-

         ther, Coastal avers that Dr. Scott at no time gave good faith cooperation to Coastal's turnaround efforts but instead sought to undermine and frustrate those efforts.

                   16.  Admits the allegations of the first sentence of

         paragraph 16 of the complaint and denies the allegations of the remainder of such paragraph.  Answering further, Coastal avers that, after discussion, Dr. Sokolov was unanimously elected chairman of the Special  Committee by the Board itself, and that the provision of minutes of Board meetings has (until June

         20, 1996) been entrusted to Coastal's outside counsel.

                   17.  Denies the allegations of paragraph 17 of the

         complaint, except admits that Drs. Sokolov and Scott have dif-

         fered, and that Scott and the Board have differed, with respect to certain business matters at Coastal.

                   18.  Admits that Sokolov is a resident of Malibu,

         California and denies the remaining allegations of paragraph 18 of the complaint.  Answering further, Coastal avers that, upon

         Dr. Sokolov's recommendation, the Special Committee retained the law firm of Quinn, Kully & Morrow, based in Los Angeles,

         California, to advise it, which law firm had previously repre-

         sented Dr. Sokolov and companies with which Dr. Sokolov was associated, and that Dr. Sokolov fully and appropriately dis-

         closed these










         facts to the Special Committee before the Committee decided to retain such firm.

                   19.  Denies the allegations of paragraph 19 of the

         complaint.  Answering further, Coastal avers that Dr. Sokolov,

         in consultation with other members of the Special Committee,

         asked the Special Committee's counsel to prepare certain reso-

         lutions for consideration and possible adoption at the May 29,

         1996 meeting of the Committee, and respectfully refers the

         Court to the text of said resolutions for the contents thereof.

                   20.  Admits that some of the language quoted in para-

         graph 20 of the complaint appears in the Resolutions but denies that the selective quotations constitute the entirety of the

         Resolutions.  Coastal respectfully refers the Court to the text of the Resolutions for the contents thereof.

                   21.  Admits that the words and phrases quoted in

         paragraph 21 of the plaintiffs' complaint appear in the Resolu-

         tions, admits that Piemont had not had prior experience as a

         CEO, and admits Piemont is not a physician.  Except as has been hereinabove expressly admitted, the remaining allegations of paragraph 21 of the complaint are denied.  Answering further,

         Coastal avers that the Board was well aware of Piemont's abili-

         ties and background when it chose him to serve as acting Presi-

         dent and CEO, and that Dr. Scott previously recommended that

         Mr. Piemont be appointed President in Dr. Scott's stead, and respectfully refers the Court to the text of the Resolutions for the contents thereof.










                   22.  Admits that the referenced resolutions were

         first discussed at committee and Board meetings on May 29,

         1995; that the Board adopted the resolutions by votes of 6 to

         3, and 6 to 2 with one abstention; that Dr. Scott and Dr. Walls voted against adoption of each of the resolutions; and that Mr.

         Hemingway voted against each of the resolutions except that respecting the appointment of Mr. Piemont as acting President and CEO, as to which he abstained.  Except as has been herein-

         above expressly admitted, the remaining allegations of para-

         graph 22 of the complaint are denied.

                   23.  Admits that the Board approved the Resolutions

         and that this approval had certain lawful consequences and was in the best interests of Coastal.  Except as has been herein-

         above expressly admitted, the remaining allegations of para-

         graph 23 of the complaint are denied.  Answering further,

         Coastal avers that the directors were aware of the existence of

         Dr. Scott's employment agreement; that the Board did not under-

         take to terminate Dr. Scott; and that Dr. Scott continues to receive the salary and other financial benefits provided by his employment agreement.

                   24.  Admits that the Board was never advised that any

         of the resolutions violated Delaware law.  Except as has been hereinabove expressly admitted, the remaining allegations of paragraph 24 of the complaint are denied.  Answering further,

         Coastal avers that the reason that the Board was not so advised












         is that the resolutions are valid in all respects under Dela-

         ware law.

                   25.  Denies the allegations of paragraph 25 of the

         complaint.

                   26.  Admits that some of the language quoted in para-

         graph 26 of the complaint appeared in the referenced Form 10-K and news release.  Except as has been hereinabove expressly admitted, the remaining allegations of paragraph 26 of the com-

         plaint are denied. Answering further, Coastal respectfully re-

         fers the Court to the full text of the public filings refer-

         enced therein for the contents thereof.

                   27.  Admits that the Board has lawfully and ap-

         propriately determined to alter Mr. Hemingway's job responsi-

         bilities.  Except as has been hereinabove expressly admitted,

         the remaining allegations of paragraph 27 of the complaint are denied.

                   28.  Admits the allegations of paragraph 28 of the

         complaint.

                   29.  Admits the allegations of the first and second

         sentences of paragraph 29 of the complaint.  Except as has been hereinabove expressly admitted, the remaining allegations of paragraph 29 of the complaint are denied.

                   30.  Admits that some of the language quoted in para-

         graph 30 of the complaint appeared in the referenced memoran-

         dum.  Answering further, Coastal respectfully refers the Court to the referenced memorandum for the contents thereof.










                   31.  Admits the allegations of paragraph 31 of the

         complaint.

                   32.  Admits the allegations of paragraph 32 of the

         complaint.

                   33.  Admits that some of the language quoted in para-

         graph 33 of the complaint appeared in the referenced letter.

         Except as has been hereinabove expressly admitted, the remain-

         ing allegations of paragraph 33 of the complaint are denied.

         Answering further, Coastal respectfully refers the Court to the referenced letter for the contents thereof.

                   34.  Admits that on or about June 18, 1996, Dr. Scott

         and Coastal entered into a "Moratorium" agreement and that some of the quoted language appears therein.  Except as has been hereinabove expressly admitted, the remaining allegations of paragraph 34 of the complaint are denied.  Answering further,

         Coastal respectfully refers the Court to the text of the Mora-

         torium agreement for the contents thereof.

                   35.  Admits that Coastal sent notice of a June 20,

         1996 special meeting of the Board to Scott two weeks in advance thereof, and that Scott received such notice no later than June

         10, 1996.  Except as has been hereinabove expressly admitted,

         the remaining allegations of paragraph 35 of the complaint are denied.  Answering further, Coastal avers that the terms of the notice speak for themselves.

                   36.  Admits that Scott and Walls sought to obtain  an

         agenda and materials with respect to the June 20 Board meeting.










         Answering further, Coastal avers that such materials were pro-

         vided to them on the same day they were provided to the other directors.  Except as has been hereinabove expressly admitted,

         the remaining allegations of paragraph 36 of the complaint are denied.

                   37.  Admits that Scott and Walls were provided with

         an agenda for the special Board meeting on June 18, 1996.  An-

         swering further, Coastal avers that such agenda was provided to them on the same day it was provided to the other directors,

         and respectfully refers the Court to the agenda for the June

         20, 1996 meeting for the contents thereof.  Except as has been hereinabove expressly admitted, the remaining allegations of paragraph 37 of the complaint are denied.

                   38.  Admits the allegations of paragraph 38 of the

         complaint.  Answering further, Coastal avers that copies of the referenced employment agreements were not enclosed with the agenda for the June 20, 1996 meeting because all the terms of

         Mr. Piemont's proposed new agreement were not negotiated until late in the evening of June 19, 1996, and because, as of June

         20, 1996, there had been no agreement reached with respect to amendment of Dr. Sokolov's employment agreement.  Coastal re-

         spectfully refers the Court to the June 20, 1996 agenda for the contents thereof.

                   39.  Admits the allegations of paragraph 39 of the

         complaint.  Answering further, Coastal respectfully refers the












         Court to the June 20, 1996 agenda for the Plan Management Com-

         mittee meeting for the contents thereof.

                   40.  Admits the allegations of paragraph 40 of the

         complaint, except denies that the reference to "agreement with

         Dr. Scott" in the agenda was to Dr. Scott's employment agree-

         ment and that Dr. Sokolov informed the Board that Dr. Scott's employment agreement would be discussed last (or at all) and denies that the "Los Angeles counsel" was Dr. Sokolov's.  An-

         swering further, Coastal avers that the Los Angeles counsel present at the Board meeting was counsel to the Special Commit-

         tee.

                   41.  Admits the allegations of the first sentence of

         paragraph 41.  Except as has been hereinabove expressly admit-

         ted, the remaining allegations of paragraph 41 of the complaint are denied.  Answering further, Coastal avers that the Board was provided with a detailed oral presentation of the terms of the proposed Piemont employment agreement by attorney Barney

         Stewart III of the firm of Moore & Van Allen, PLLC, Coastal's long-standing outside counsel chosen by Scott, and that such agreement had previously been approved by both the Compensation

         Committee and the Plan Committee, which had been intimately involved in the negotiations concerning such agreement.

                   42.  Admits that Piemont was personally represented

         in connection with his employment agreement by a law firm based in Los Angeles, that Coastal's corporate headquarters are in

         North










         Carolina and that Piemont is an attorney licensed in North

         Carolina.  Except as has been hereinabove expressly admitted,

         the remaining allegations of paragraph 42 of the complaint are denied.  Answering further, Coastal avers that discussions concerning the terms of such agreement occurred by telephone while participants in such conversations were located in North

         Carolina, California and elsewhere.

                   43.  Admits that some of the topics referenced in

         paragraph 43 appear in the Piemont Agreement but denies that such summary references constitute the parties' agreement-in-

         fact and contract.  Except as has been hereinabove expressly admitted, the remaining allegations of paragraph 43 of the com-

         plaint are denied.  Answering further, Coastal respectfully refers the Court to the text of the referenced Piemont Agree-

         ment for the terms thereof.

                   44.  Admits that some of the topics referenced in

         paragraph 44 appear in the Piemont Agreement but denies that such summary references constitute the parties' agreement-in-

         fact and contract.  Except as has been hereinabove expressly admitted, the remaining allegations of paragraph 44 of the com-

         plaint are denied.  Answering further, Coastal respectfully refers the Court to the text of the referenced Piemont Agree-

         ment for the terms thereof.

                   45.  Admits that some of the topics referenced in

         paragraph 45 appear in the Piemont Agreement but denies that such summary references constitute the parties' agreement-in-










         fact and contract.  Except as has been hereinabove expressly admitted, the remaining allegations of paragraph 45 of the com-

         plaint are denied.  Answering further, Coastal respectfully refers the Court to the text of the referenced Piemont Agree-

         ment for the terms thereof.

                   46.  Admits that the language quoted in paragraph 46

         of the complaint appears in the Piemont Agreement.  Except as has been hereinabove expressly admitted, the remaining allega-

         tions of paragraph 46 of the complaint are denied.  Answering further, Coastal respectfully refers the Court to the text of the referenced Piemont Agreement for the terms thereof.

                   47.  Admits that some of the topics referenced in

         paragraph 47 appear in the Piemont Agreement but denies that such summary references constitute the parties' agreement-in-

         fact and contract.  Except as has been hereinabove expressly admitted, the remaining allegations of paragraph 47 of the com-

         plaint are denied.  Answering further, Coastal respectfully refers the Court to the text of he referenced Piemont Agreement for the terms thereof.

                   48.  Admits that the Board approved the Piemont

         Agreement by a vote of 6 to 2.  Except as has been hereinabove expressly admitted, the remaining allegations of paragraph 48 of the complaint are denied.  Answering further, Coastal avers that the Board was specifically informed by Barney Stewart of the Moore & Van Allen firm of the potential cost to the Company of the employment agreement and that the maximum cost in the event








         Mr. Piemont was involuntarily terminated before 1997 within the meaning of the contract was estimated to be less than one mil-

         lion dollars.

                   49.  Admits the allegations of paragraph 49 of the

         complaint, but denies that the paperwork was, in fact, "over whelming."  Answering further, Coastal avers that Scott's re-

         quest to postpone a vote on  the agreement was turned down by the Board in light of the prior approval and recommendation of the agreement by the Compensation Committee and approval by the

         Plan Committee.

                   50.  Admits that certain Board members were required

         by their professional commitments to leave the Board meeting by

         3:00 p.m. in order to meet airline schedules.  Except as has been hereinabove expressly admitted, the remaining allegations of paragraph 50 of the complaint are denied.  Answering fur-

         ther, Coastal avers that Dr. Mahoney, who was present at the meeting via telephone in Ireland, was sent an agenda in ad-

         vance.

                   51.  Admits that Dr. Sokolov favored approval of the

         Piemont Agreement and that Scott opposed approval.  Except as has been hereinabove expressly admitted, the remaining allega-

         tions of paragraph 51 of the complaint are denied.

                   52.  Denies the allegations of paragraph 52 of the

         complaint.  Answering further, Coastal avers that director

         Hatcher, and Robert O. Elder, Coastal's senior vice president for human resources, expressed their views concerning the Pi-

         emont Agreement to the Board.








                   53.  Denies the allegations of paragraph 53 of the

         complaint, except admits that Dr. Sokolov expressed the opinion that the Piemont Agreement was reasonable.

                   54.  Admits the allegations of paragraph 54 of the

         complaint.  Answering further, Coastal avers that the Board was informed that the  Compensation Committee had negotiated cer-

         tain terms in the proposed agreement to reflect comments from the Towers, Perrin firm.

                   55.  Admits the allegations of paragraph 55 of the

         complaint.  Answering further, Coastal avers that the state-

         ments attributed therein to Mr. Elder were premised on

         Coastal's expectation that Towers Perrin would confirm its pre-

         vious advice.

                   56.  Admits that Sokolov advised the Board that Tow-

         ers Perrin had assured Mr. Elder that the Piemont Agreement was fair.  Except as has been hereinabove expressly admitted, the remaining allegations of paragraph 56 of the complaint are de-

         nied.

                   57.  Admits that the Board as a whole was not for-

         mally informed on June 20, 1996 of any purported reservations expressed by any customers of Coastal concerning Piemont's fit-

         ness to serve as President and CEO of Coastal.  Except as has been hereinabove expressly admitted, the remaining allegations of paragraph 57 of the complaint are denied.  Answering fur-

         ther, Coastal avers that at least directors Hemingway and

         Sokolov were aware that the North Broward Hospital District had sent a letter








         to Coastal expressing concerns about, among other things, the management changes at Coastal, specifically raising questions whether the appointment of Mr. Piemont indicated that Coastal was winding down its business; that North Broward Hospital

         District was not urgently concerned about these matters since it did not wish to schedule a meeting concerning them prior to

         July 11, 1996, at which time North Broward Hospital District informed representatives of Coastal that it was comfortable with Coastal's current management and with the services being provided by Coastal, and that it did not favor one side or the other in the dispute over Coastal's management; and that if

         Scott was aware of any such customer reservations he had ample opportunity to bring them to the Board's attention before any vote was taken on June 20, which he did not.

                   58.  Denies the allegations of paragraph 58 of the

         complaint.  Answering further, Coastal avers that at numerous and various times since May 29, 1996, Dr. Scott has called Mr.

         Piemont; that at no time prior to June 20 did Scott indicate,

         through an oral statement, a message or a letter, that any of

         Coastal's clients had expressed reservations about Mr. Piemont;

         that Scott's counsel, although it wrote a letter to Coastal's counsel about Scott's contacts with Mr. Piemont, also failed to identify the subject matter Scott wished to discuss with Mr.

         Piemont as customer concerns about Mr. Piemont's suitability;

         that Coastal, Mr. Piemont and Coastal's counsel have responded to Dr. Scott's repetitive requests for meetings and information










         in as timely a fashion as their responsibilities permit at a difficult time in Coastal's history; that Dr. Scott's contacts and demands for meetings have been part of his efforts to re-

         verse decisions already made by the Board and have been in the nature of harassment rather than good faith inquiries; and that at no time  prior to July 9, 1996 did Scott ever express to Mr.

         Piemont or the Board anything but personal good wishes towards

         Mr. Piemont and confidence in Mr. Piemont's good faith, and,

         according to one director, Scott recommended Mr. Piemont as an appropriate choice as President.

                   59.  Admits that the Coastal Board approved the adop-

         tion of the Piemont Agreement by a vote of 6-2, with one ab-

         stention, and that Scott and Walls represented the only dis-

         senting votes.  Except as has been hereinabove expressly admit-

         ted, the remaining allegations of paragraph 59 of the complaint are denied.

                   60.  Denies the allegations of paragraph 60 of the

         complaint.  Answering further, Coastal avers that Dr. Mahoney's telephone connection to Ireland was disconnected during the brief luncheon recess and reconnected after; that Morgan Stan-

         ley made a presentation after lunch; and that Dr. Sokolov

         stated that the Board was not being asked to reach any conclu-

         sions or take any action that day with respect to the Morgan

         Stanley presentation.

                   61.  Admits that Scott made the statements to the

         effect of what is stated in paragraph 61 of the Complaint and










         that Mr. Corman did not make a presentation.  Except as has been hereinabove expressly admitted, the remaining allegations of paragraph 61 of the complaint are denied.

                   62.  Admits the allegations of paragraph 62 of the

         complaint, except denies any discussion about Scott's employ-

         ment agreement was "delineated on the agenda."  Answering fur-

         ther, Coastal avers that  no discussion of Scott's employment agreement took place at the June 20 Board meeting, since the

         "Scott Agreement" referenced in the Agenda was the "Moratorium

         Agreement" between Scott and Coastal, and not Scott's employ-

         ment agreement.

                   63.  Admits that Century American Insurance Company

         ("Century") is a corporation of which Walls is President and

         CEO and Scott is the 100% stockholder.  Except as has been hereinabove expressly admitted, the remaining allegations of paragraph 63 of the complaint are denied.  Answering further,

         Coastal avers that Mr. Piemont, along with a majority of the

         Board, agreed in March of 1996 that Coastal should not take final action with respect to a new, unprecedented, five-year contract between Coastal and Century (a contract estimated to cost Coastal and its independent contractor physicians more than $100 million over its term) without further study and ne-

         gotiation.

                   64.  Admits the allegations of paragraph 64 of the

         complaint, except does not have knowledge or information suf-

         ficient to form a belief as to the truth of the allegations










         concerning A.M. Best's contacts with Century or what A. M. Best required of Century and, therefore, denies the same.

                   65.  Admits that the proposed Century contract was

         first presented to the Coastal Board on March 19, 1996. Except as has been hereinabove expressly admitted, the remaining al-

         legations of paragraph 65 of the complaint are denied.  Answer-

         ing further, Coastal avers that the Board specifically and in-

         tentionally did not approve the proposed contract at that time and instructed management to conduct further review and analy-

         sis of the proposed terms.

                   66.  Denies the allegations of paragraph 66 of the

         complaint, except does not have knowledge or information suffi-

         cient to form a belief about any contacts between Dr. Walls and

         A.M. Best, and, therefore, the same are denied.  Answering fur-

         ther, Coastal avers that, because of pressing business engage-

         ments and the fact that Coastal's study of the Century contract had not been completed to the satisfaction of Coastal or its representatives, Mr. Piemont did not meet with Dr. Walls on

         June 14 or June 18.

                   67.  Admits that, during the Board meeting on June

         20, Dr. Walls requested that the Century contract be considered by the Board.  Except as has been hereinabove expressly admit-

         ted, the remaining allegations of paragraph 67 of the complaint are denied.  Answering further, Coastal avers that the Board on

         June 20 determined to postpone final action on the Century con-

         tract because it did not believe it was prudent to approve a contract








         calling for more than $100 million in payments to a company

         100% owned by Scott without further study of the alternatives to such an arrangement, especially in light of the fact that the insurance consulting subsidiary of Johnson & Higgins (one of the nation's largest insurance brokerages) had concluded in a preliminary analysis of the Coastal/Century relationship that there were serious questions concerning whether the Century relationship was in the best interests of Coastal, its contrac-

         tor physicians  and its shareholders, and that further assess-

         ment of the financial viability of Century during the five-year term of the proposed contract was necessary.

                   68.  Admits the allegations of paragraph 68 of the

         complaint, except denies that Mr. Piemont had negotiated the contract on behalf of Coastal or disregarded an instruction of a disinterested Coastal Board.

                   69.  Denies the allegations of paragraph 69 of the

         complaint.  Answering further, Coastal avers that Mr. Piemont told Dr. Walls that Coastal's obligations were to its own

         shareholders and not to Century, which was 100% owned by Scott.

                   70.  Denies the allegations of paragraph 70 of the

         complaint.

                   71.  Denies the allegations of paragraph 71 of the

         complaint.

                   72.  Admits that by notice dated July 3, 1996, a

         telephonic Board meeting was scheduled for July 8, 1996 at 6:30

         p.m.










         Except as has been hereinabove expressly admitted, the

         remaining allegations of paragraph 72 of the complaint are de-

         nied.

                   73.  Admits that the Special Committee voted to ap-

         prove the asset sale strategy after hearing, on more than one occasion, the strong recommendations of Morgan Stanley and

         Price Waterhouse in favor of such a strategy. Denies knowledge or information sufficient to form a belief as to when Scott,

         Walls and Hemingway received their copies of the Asset Sale

         Resolutions and, therefore, the truth of those allegations is denied.  Except as has been hereinabove expressly admitted, the remaining allegations of paragraph 73 of the complaint are de-

         nied.  Answering further, Coastal avers that diligent efforts were made to send them copies so that they would have them in advance of the meeting; that the Morgan Stanley written presen-

         tation to the Special Committee refers to alternatives to the asset sale strategy, which were considered by the Special Com-

         mittee; that the full Board rejected Scott's efforts to post-

         pone action on the asset sale strategy in light of the clear difference of opinion between Scott and his supporters on the one hand, and the Board majority, on the other; and that, while the Board was told there might be minor, non-material correc-

         tions required to the list of subsidiaries annexed to the Asset

         Sale Resolutions, the required corrections were not material and that the Exhibit was not "wrong."

                   74.  Admits the allegations of paragraph 74 of the

         complaint, except does not have knowledge or information








         sufficient to form a belief as to Scott's reason for abstaining and, therefore, the same is denied.

                   75.  Admits the allegations of the first sentence of

         said paragraph and that Scott terminated the Moratorium agree-

         ment and has taken steps to solicit proxies to replace certain

         Board members.  Except as has been hereinabove expressly admit-

         ted, the remaining allegations of paragraph 75 of the complaint are denied.

                   76.  Admits that Scott and Walls have not made a de-

         mand on the Coastal Board to initiate this litigation on behalf of Coastal.  Except as has been hereinabove expressly admitted,

         the remaining allegations of paragraph 76 of the complaint are denied.

                   77.  In response to paragraph 77 of the complaint,

         repeats and realleges its responses to the preceding paragraphs thereof with the same force and effect as if fully set forth herein.

                   78.  With respect to paragraph 78 of the complaint,

         states that no response is required thereto since such para-

         graph alleges a legal conclusion instead of facts.

                   79.  Denies the allegations of paragraph 79 of the

         complaint.

                   80.  Denies the allegations of paragraph 80 of the

         complaint.

                   81.  Denies the allegations of paragraph 81 of the

         complaint.










                   82.  Denies the allegations of paragraph 82 of the

         complaint.

                   83.  In response to paragraph 83 of the complaint,

         repeats and realleges its responses to the preceding paragraphs thereof as if fully set forth herein.

                   84.  With respect to paragraph 84 of the complaint,

         states that no response is required thereto since such para-

         graph alleges a legal conclusion instead of facts.

                   85.  Denies the allegations of paragraph 85 of the

         complaint.

                   86.  Denies the allegations of paragraph 86 of the

         complaint.

                   87.  Denies the allegations of paragraph 87 of the

         complaint.

                   88.  Denies the allegations of paragraph 88 of the

         complaint.

                   89.  In response to paragraph 89 of the complaint,

         repeats and realleges its responses to the preceding paragraphs thereof as if fully set forth herein.

                   90.  With respect to paragraph 90 of the complaint,

         states that no response is required thereto since such para-

         graph alleges a legal conclusion instead of facts.

                   91.  Denies the allegations of paragraph 91 of the

         complaint.

                   92.  Denies the allegations of paragraph 92 of the

         complaint.










                   93.  Denies the allegations of paragraph 93 of the

         complaint.

                   94.  In response to paragraph 94 of the complaint,

         repeats and realleges its responses to the preceding paragraphs thereof as if fully set forth herein.

                   95.  With respect to paragraph 95 of the complaint,

         states that no response is required thereto since such para-

         graph alleges a legal conclusion instead of facts.

                   96.  Denies the allegations of paragraph 96 of the

         complaint.

                   97.  Denies the allegations of paragraph 97 of the

         complaint.

                   98.  Denies the allegations of paragraph 98 of the

         complaint.

                   99.  In response to paragraph 99 of the complaint,

         repeats and realleges its responses to the preceding paragraphs thereof as if fully set forth herein.

                   100.  With respect to paragraph 100 of the complaint,

         states that no response is required thereto since such

         paragraph alleges a legal conclusion instead of facts.

                   101.  Denies the allegations of paragraph 101 of the

         complaint.

                   102.  Denies the allegations of paragraph 102 of the

         complaint.














                   103.  In response to paragraph 103 of the complaint,

         repeats and realleges its responses to the preceding paragraphs thereof as if fully set forth herein.

                   104.  With respect to paragraph 104 of the complaint,

         states that no response is required thereto since such para-

         graph alleges a legal conclusion instead of facts.

                   105.  Denies the allegations of paragraph 105 of the

         complaint.

                   106.  Denies the allegations of paragraph 106 of the

         complaint.

                   107.  In response to the allegations of paragraph 107

         of the complaint, repeats and realleges its responses to the preceding paragraphs thereof as if fully set forth herein.

                   108.  Denies the allegations of paragraph 108 of the

         complaint.

                   109.  Denies the allegations of paragraph 109 of the

         complaint.

                   110.  Denies the allegations of paragraph 110 of the

         complaint.

                   111.  In response to paragraph 111 of the complaint,

         repeats and realleges its responses to the preceding paragraphs thereof as if fully set forth herein.

                   112.  With respect to paragraph 112 of the complaint,

         states that no response is required thereto since such para-

         graph alleges a legal conclusion instead of facts.












                   113.  Denies the allegations of paragraph 113 of the

         complaint.

                   114.  Denies the allegations of paragraph 114 of the

         complaint.

                   115.  Denies the allegations of paragraph 115 of the

         complaint.

                                  SIXTH DEFENSE

                   For its Sixth Defense, Coastal answers that plain-

         tiffs have failed to make a pre-suit demand upon the Board of

         Directors of Coastal as required by applicable Delaware law,

         and are accordingly barred from maintaining the purported de-

         rivative claims alleged in the complaint.

                                 SEVENTH DEFENSE

                   For its Seventh Defense, Coastal answers that plain-

         tiffs Scott and Walls are disqualified from serving as the named representative plaintiffs in a derivative action main-

         tained in the right of Coastal, since both Scott and Walls have direct personal pecuniary interests adverse to Coastal.  Both

         Scott and Walls, through Scott's 100% ownership of Century and

         Walls' position as Century's Chairman and President, have con-

         flicting economic interests with Coastal in that Century is

         Coastal's principal corporate malpractice insurance carrier,

         and particularly in that the complaint seeks to require Coastal to proceed with approval of a five-year contract between

         Coastal and Century worth more than $100 million in revenue to

         Century.  In addition, the complaint seeks a determination that

         Scott's








         employment agreement was breached by Coastal, a claim which if accepted could entitle Scott to payments worth several million dollars.  By virtue of these and  other circumstances

         (including Scott's ownership and other interests in real estate leased by Coastal), Scott and Walls have material economic in-

         terests antagonistic both to Coastal and to Coastal's public shareholders, and are therefore barred from maintaining a de-

         rivative suit in the right of the corporation under applicable

         Delaware law.

                                  EIGHTH DEFENSE

                   For its Eighth Defense, Coastal answers that plain-

         tiffs have failed to state a claim to recover damages from de-

         fendants Sokolov and Corman, since the certificate of incorpo-

         ration of Coastal provides full exculpation from liability in damages for directors with respect to negligence or gross neg-

         ligence in the performance of their duties, and exempts from such exculpation only breaches of the duty of loyalty, which plaintiffs have failed to plead adequately in their complaint.

                                  NINTH DEFENSE

                   For its Ninth Defense, Coastal answers that the Pi-

         emont employment contract was negotiated by and approved by the duly constituted Compensation Committee of the Coastal Board of

         Directors.  The two members of the Compensation Committee (Rob-

         ert V. Hatcher and Richard M. Janeway, M.D.) are independent directors of Coastal who are not named as defendants in this












         action and who are not charged with  any wrongdoing in the com-

         plaint.  The action of the Compensation Committee in approving the Piemont Agreement constitutes sufficient corporate authori-

         zation to bind the corporation.  Accordingly, the complaint fails to state a claim that the Piemont Agreement is unenforce-

         able (even if for some reason the ratification of the Piemont

         Agreement by the Plan Committee and by the Board were to be found to have been defective).

                                  TENTH DEFENSE

                   For its Tenth Defense, Coastal answers that plain-

         tiffs have failed to join necessary and proper parties in this action, since (a) the relief sought includes injunctive relief requiring the Board of Directors of Coastal to take certain actions, and refrain from taking certain actions, and the

         plaintiffs have failed to join as defendants a majority of the

         Board of Directors, and since (b) any right of action to con-

         tend that its prospective economic advantage is being inter-

         fered with lies with Century American, not the plaintiffs.

                                 ELEVENTH DEFENSE

                   For its Eleventh Defense, Coastal answers that al-

         though plaintiff Scott seeks in this action certain determina-

         tions as to the effect of defendants' conduct on his rights under his employment contract with Coastal, that contract con-

         tains an exclusive choice of forum clause that binds Scott (and

         Coastal) to litigate any such claims in a state or federal court located in Palm Beach County, Florida, a provision placed










         in the contract at the instance of Scott himself.  Accordingly,

         this action may not be maintained by Scott  insofar as it seeks any relief relating to his employment contract.

                                 TWELFTH DEFENSE

                   116.  For its Twelfth Defense, Coastal answers that,

         to the extent plaintiffs seek equitable relief, they are barred by the equitable doctrine of "unclean hands" from obtaining any such relief in that plaintiffs have breached their fiduciary duties to Coastal and its public stockholders by, inter alia,

         frustrating implementation of the Management Action Plan and other efforts to improve Coastal's operations and finances, and by placing their personal interests in the success of Century ahead of their responsibilities to Coastal, all as more par-

         ticularly alleged below.

                                THIRTEENTH DEFENSE

                   For its Thirteenth Defense, Coastal answers that nei-

         ther plaintiff has standing to complain about any alleged in-

         terference with a prospective contract opportunity of Century

         American.

                                FOURTEENTH DEFENSE

              For its Fourteenth Defense, Coastal answers that many of

         the plaintiffs' contended grounds for relief are based upon events that are apprehended, have not yet occurred, are uncer-

         tain to occur and are speculative matters at this point.  These contended claims are not ripe for adjudication and a justi-

         ciable controversy has not yet arisen.










                                FIFTEENTH DEFENSE

              For its Fifteenth Defense, Coastal answers that the plain-

         tiffs are improperly and without justification seeking to en-

         tice this Honorable Court to become involved in the governance of a corporation which is currently directed by a lawfully elected Board of Directors whose incumbency is not challenged.

         This Court should abstain from displacing the business judgment of such a Board unless and until a justiciable controversy is pleaded.

                                  COUNTERCLAIMS

                   1.   Coastal Physician Group, Inc. ("Coastal") brings

         these Counterclaims for damages, declaratory and injunctive relief against counterclaim-defendant Steven M. Scott, M.D.

         ("Scott").  As set forth in detail below, motivated by finan-

         cial interests adverse to those of Coastal and its public

         stockholders, Scott has breached his fiduciary duties to

         Coastal and its public stockholders, and has engaged in conduct evidencing a pattern and practice of unlawful and actionable interference with and damage to the business of Coastal.

                        Background of Scott's Unlawful and
                                Actionable Conduct

                   2.   Coastal is a physician management and services

         company founded by Scott in 1977.  Its stock is traded on The

         New York Stock Exchange, Inc.  Approximately 23.5 million

         shares of Coastal are outstanding.  Since 1991, Coastal has experienced tremendous growth in size, revenue and complexity,

         with net operating revenues growing from $425 million in 1991 to $810







         million in 1995.  Starting from a core business supplying

         hospitals with the services of emergency room physicians,

         Coastal by late 1995 was also in the business of managed health care (HMO's), clinics, prepaid health services and other health care management endeavors.

                   3.   Scott's efforts to build a health care conglom-

         erate were expensive.  Beginning in July 1993, Scott caused

         Coastal to spend approximately $325 million in cash and stock in the aggressive pursuit of a strategy of making acquisitions largely outside its historical core businesses.  The financial results were disastrous:  net income (profit) declined from $20 million in 1994 to a loss of $47 million in 1995, while long-

         term debt rose from only $4 million in 1991 to $77 million in

         1995.

                   4.   Scott's acquisition program took an enormous

         toll on the value of Coastal's stock.  The market price of

         Coastal stock declined over 80% from a peak of $40.25 in 1994 to $8 per share by May 1996.  These figures represented a de-

         cline in total market value of the company of over $575 million in only fifteen months.

                   5.   By early 1996, change was needed to deal with

         Coastal's deteriorating financial situation.  While Scott was in control of management, Coastal had failed to run its various subsidiaries efficiently and had also failed to mesh them into a well-integrated organization.  Scott's management style was to acquire companies and rely on the existing management of those








         companies to continue running them, which tended to prevent the newly acquired companies from functioning together as  a unit and realizing economies of scale and reducing redundant costs.

                   6.   Scott's inability to manage Coastal, in combina-

         tion with his ill-advised acquisition program, effectively pro-

         duced a liquidity crisis in early 1996.  The losses and charges incurred in the fourth quarter of 1995 caused in Coastal to violate its loan covenants, resulting in a denial of access to its lines of credit.  Coastal's systems and operations were inadequate to generate the cash needed to run the business, and

         Coastal faced a deterioration in its ability to collect amounts due it.  As a condition to continuing to finance Coastal's op-

         erations, Coastal's lenders insisted in early 1996 that Coastal adopt a plan to improve its operations and reverse its deterio-

         rating financial results.  With the lenders' approval, Coastal retained the business turnaround unit of Price Waterhouse LLP

         ("Price Waterhouse") to assist in the implementation of a Man-

         agement Action Plan (the "Action Plan") to reverse the decline in Coastal's profitability and financial well-being.  This Ac-

         tion Plan was unanimously adopted by the Board on March 19,

         1996, with Scott voting in favor, as an essential step in re-

         storing Coastal to financial health.

                   7.   To implement the Management Action Plan, on

         April 4, 1996, the Board of Directors voted unanimously, again with Scott's affirmative vote, to approve a contract with Price

         Waterhouse, which delegated to Price Waterhouse (and the Price










         Waterhouse representatives employed by Coastal as "Plan Manag-

         ers" pursuant to the agreement) broad authority to implement the Action Plan and to affect operation of Coastal's busi-

         nesses.  Under the Price Waterhouse contract, the Plan Managers have operational authority over cash outflows and commitments,

         cost containment measures and hiring and termination of employ-

         ees.  At this same time, also with the unanimous agreement of the Board, the Board formed a committee of independent direc-

         tors (the "Independent Committee"), chaired by Coastal's Chief

         Executive Officer (Dr. Jacque J. Sokolov) as a non-voting mem-

         ber, to supervise the implementation of the Action Plan by

         Price Waterhouse.

                   8.   Although Scott voted in favor of the adoption of

         the Action Plan and the retention of Price Waterhouse, the Plan was fundamentally unacceptable to Scott because it required him to give up some measure of the total control he had exercised over Coastal and its officers since its founding.  Accordingly,

         throughout the Spring of 1996, Scott worked to frustrate effec-

         tive implementation of the Action Plan, refused to cooperate with Price Waterhouse and undermined the efforts of Price Wa-

         terhouse and other members of Coastal management (such as

         Coastal's chief financial officer Stephen Corman) to make the

         Action Plan work.  Among other things, Scott disparaged the efforts of  the Plan Managers in meetings with Coastal officers and countermanded critical personnel and operational decisions made by the Plan Managers.  In addition, Scott made incessant










         and unreasonable demands upon the Plan Managers' time, often insisting that they call or meet with him numerous times per day such that the Plan Managers were unable to spend their time in a productive fashion.  As a result, the ability of the Plan

         Managers to implement the Action Plan was substantially im-

         peded.

                   9.   Scott also sought to undermine Coastal's efforts

         to restore its credibility with its lenders, and with the in-

         vestment community, by providing more reliable financial re-

         porting.  Scott personally attempted to intimidate the account-

         ing personnel of Coastal into reconsidering certain accounting matters.  Despite the unfair pressure Scott placed on his long-

         time subordinates to alter their good faith, professional de-

         terminations, the accounting staff held their ground.

                   10.  Scott has long profited from Coastal by means

         other than his ownership of approximately 30% of its common stock.  Specifically:

                        A.  Scott owns 100% of Century American

              Insurance Company ("Century Insurance"), the corporate

              malpractice insurer for Coastal and the overwhelming

              majority of Coastal's physicians.  Century American

              collects approximately $19 million per year in premi-

              ums from Coastal-related business.

                        B.  Scott has pursued a pattern, for more than a

              decade, of owning real estate interests of various

              types in properties leased -- at Scott's insistence --










              by Coastal.  Many of these transactions are structured to

              contain terms favorable to Scott.  For example, Scott in-

              sisted that a Coastal subsidiary lease an office in a

              South Florida building owned by a partnership in which

              Scott is the majority investor for a seven year term at a

              minimum rental of approximately $669,000 per year at the

              beginning of the term and $776,000 per year at the end,

              despite the availability of suitable, less expensive

              space.  Scott has also structured other leases involving

              Coastal subsidiaries such that he personally has what is

              in effect an option to buy the premises Coastal leases if

              conditions in the real estate market make that advanta-

              geous, but Scott has no downside risk on such arrangements if the real estate market declines.  In addition, Scott

              has pursued a pattern of first causing Coastal to enter

              into a long-term lease of space in a building owned by

              Scott, and then selling the building to a third party; in

              effect, using the value of Coastal's long term lease

              commitment to enhance the sales price and thus to benefit

              personally therefrom.

              11.  For these financial reasons -- as well as Scott's

         inability (or refusal) to conform his management  activities to standards appropriate for a publicly traded company of

         Coastal's size and complexity -- Scott intentionally and with-

         out justification resisted the efforts of the Board, other se-

         nior










         management and Price Waterhouse to implement the Action Plan effectively.

                   The Board's Decision To Place Scott on Leave

              12.  By the end of May 1996, when Coastal's need to final-

         ize its new credit agreement with its lenders reached critical levels, Scott's interference with the Action Plan caused Price

         Waterhouse to question whether the Action Plan could be suc-

         cessfully executed while Scott remained in a position to frus-

         trate the Plan.  Price Waterhouse informed the Independent Com-

         mittee and the Board that, because of Scott's uncooperative approach, Price Waterhouse would have to reconsider its role under the Action Plan if it were required to continue to work under Scott's supervision or control. The Board was aware of the need to execute a new credit agreement and that, because of the confidence the lenders had in Price Waterhouse's ability to aid management in the improvement of Coastal's operations, the loss of Price Waterhouse's services would likely result in the lenders demanding more costly and restrictive terms or with-

         drawing their financial support altogether.  Accordingly, on

         May 29, 1996, after asking Scott if he had formulated any al-

         ternative to proceeding with the new credit agreement and with the Action Plan with Price Waterhouse's participation, and re-

         ceiving a negative reply from Scott, the Board determined that

         Scott's actions were not compatible with the implementation of the Action Plan and, by a vote of 6 to 3, determined to place

         Scott on a seven-month










         sabbatical leave from his posts as President and Chief

         Executive Officer.  The Board appointed Joseph G. Piemont,

         Coastal's Executive Vice President and General Counsel, to

         serve as President and Chief Executive Officer while Scott was on leave.  The Board then approved a new credit agreement that had been negotiated with the lenders.

                   13.  The Board chose not to terminate Scott on May

         29.  The Board at that time believed Scott's cooperation could be achieved once he realized how serious Coastal's situation was and after a "cooling off" period.

                   14.  As part of the resolutions adopted on May 29,

         1996, the Board also directed Scott to refrain from direct,

         personal contact with Coastal officers and employees.  This resolution in no way restricted his participation in Board of

         Directors' meetings or restricted his access to written infor-

         mation of the type customarily made available to Coastal's

         Board.  Scott is currently receiving more information as a

         Board member than Scott supplied to independent directors when he was Chairman of the Board and Chief Executive Officer.  The

         purpose and effect of the May 29 resolution was to prevent

         Scott from talking directly to employees of the Company and to require that his contacts (if he felt he needed to have them)

         occur through executives such as Piemont and Corman.  The Board adopted this restriction because Scott's interference with the execution of the Action Plan involved Scott's direct contact with employees who had previously acted at his direction when he was President








         and Chief Executive Officer.  The Board apprehended that

         effective execution of the Action Plan would continue to be frustrated if, in effect, employees  were receiving two

         messages -- one from the Board (to pursue the Action Plan and to support the new management and Price Waterhouse) and one from Scott (to do the opposite).

                   15.  The Board was also concerned that Scott's inter-

         ference with orderly execution of the Action Plan was endanger-

         ing its efforts to return to profitability by creating doubt about the future direction of Coastal, which resulted in sev-

         eral valued employees leaving Coastal for jobs at other compa-

         nies, as well as difficulty in recruiting new hires.  Permit-

         ting Scott to have a roving commission to meddle in the day-to-

         day affairs of Coastal was inconsistent with Coastal's efforts,

         in this critical period, to retain valuable employees and

         (where necessary) recruit replacements.

                   16.  Since May 29, 1996, the response of Coastal's

         various constituencies to the management changes (including

         Scott's being placed on leave) has been generally positive.

         While it is understood that Coastal's situation is still criti-

         cal, its employees, lenders, shareholders, physicians and cus-

         tomers have, in preponderant measure, reacted positively.

         Coastal has been informed by its largest institutional share-

         holder that it understands the reasons for Scott's being placed on leave; many Coastal employees have expressed their relief that Scott is no longer in sole control; Coastal's










         lenders have been very supportive because they are relying on

         Coastal's commitment to implement the Action Plan and expect the continuation of Price Waterhouse's efforts; and, with one exception, none of Coastal's larger customers has expressed disagreement over the May 29 management changes.

                   17.  The one possible exception may have been North

         Broward Hospital District (the "District"), which sent a letter to Coastal on June 12, 1996 expressing concerns about Coastal's services and management.  However, when Coastal met with the

         District's representatives on July 11, 1996, the District indi-

         cated that it is now satisfied with respect to the issues

         raised in its June 12 letter.  Based on the District's comments at the July 11 meeting, Coastal believes its relationship with the District, which it values highly, is currently viewed sat-

         isfactorily by the District in all material respects and has not been adversely affected by the May 29 management changes.

                   18.  Since May 29, 1996, Coastal has made substantial

         progress towards improving its operations and stabilizing its financial situation, although there is much unfinished work.

         Coastal has, since May 29, 1996, (a) finalized a new credit agreement with a syndicate of lenders led by First Union, pro-

         viding for an additional $40 million in working capital borrow-

         ing capacity; (b) reorganized the management of several of its subsidiaries; (c) achieved recurring operating efficiencies to help it begin generating positive cash flow; (d) terminated several unprofitable contracts and renegotiated several of its










         contracts with customers, and is in the process of renegotiat-

         ing others, to improve their profitability; and (e) put in place the beginning of a financial and performance measurement system that provides more reliable and significant information than was available under Scott's leadership.

                   19.  While the investment community is still waiting

         to be convinced that Coastal's operations will improve over a period of months, the calamitous decline in Coastal's stock price -- from $32 in early December 1995 to approximately $8 per share by late May 1996 -- has largely ended.  This is par-

         ticularly noteworthy since part of the effect of the Action

         Plan has been to recognize that certain accounts receivable and assets should be written off.  Indeed, Coastal's largest insti-

         tutional shareholder has increased its holdings of Coastal shares since the May 29 management changes.  Currently, Coastal has started the process of divesting itself of certain non-core assets in order to provide greater financial flexibility and to focus on Coastal's areas where Coastal is most  competitive.

         This program was approved by the Board on July 8, 1996, follow-

         ing discussion at the board meeting on June 20, and was recom-

         mended by Morgan Stanley and Price Waterhouse.

                   20.  Before and since May 29, 1996, Scott has engaged

         in a course of conduct intentionally aimed at frustrating the

         Action Plan and debilitating the ability of Coastal to turn itself around.  Scott's conduct in this regard is in violation of his fiduciary duties, is bound up with his personal










         considerations and threatens serious harm to Coastal, its

         employees, its customers and the many persons who rely upon

         Coastal.  Scott's unlawful and actionable conduct in this

         regard has included:

                   a.   Scott's refusal to cooperate with members of

                        senior management and Price Waterhouse in

                        implementing the Action Plan, despite the fact

                        that Scott himself recognized that the Plan was

                        essential to Coastal's viability by supporting

                        its adoption at the Board's March 19, 1996 and

                        April 4, 1996 meetings;

                   b.   Scott's affirmative acts to frustrate the

                        objectives of the Action Plan by, for example,

                        pressuring mid-level financial executives of the

                        company to change their views on accounting

                        decisions to fit Scott's views;

                   c.   The repeated and persistent efforts of Scott

                        (and another in complicity with him) to cause

                        Coastal to enter into an unprecedented five-

                        year, $100 million insurance contract with

                        Scott's 100%-owned company, Century American,

                        despite the Board's insistence that more time be

                        spent to study the implications of such a long--

                        term contract, compare its provisions to the

                        terms of coverage available from other carriers,

                        and obtain the advice of nationally prominent










                        independent coverage consultants at Johnson &

                        Higgins;

                   d.   Scott's course of conduct in opposing and seek-

                        ing to invalidate compensation arrangements for

                        Piemont, although Scott's own threats to change

                        the composition of the Board and regain control

                        of Coastal created the situation where any

                        prudent executive under the same or similar

                        circumstances would insist on similar provisions

                        in an employment agreement in the event that

                        Scott were successful;

                   e.   Scott's course of conduct in opposing and seek-

                        ing to invalidate compensation arrangements for

                        Piemont in an amount and on terms duly approved

                        by the Compensation Committee of two independent

                        directors (Messrs. Hatcher and Janeway) who are

                        not alleged to have engaged in any wrongdoing or

                        to have had any conflict of interest with

                        respect thereto;

                   f.   Scott's course of conduct in seeking to regain

                        control of Coastal through the filing of this

                        action (which contains a prayer for relief

                        negating the May 29 resolution placing Scott on

                        leave) and the announcement that Scott will seek

                        to elect two nominees to increase his support on

                        the Board from three of nine directors to five










                        of nine directors, despite the fact that Scott

                        knows that, if he is successful, the Action Plan

                        will never be implemented, Price Waterhouse will

                        likely cease acting as Plan Manager, and Coastal

                        will fall out of compliance with its loan

                        covenants.  These events will have significant

                        negative consequences for Coastal's business,

                        shareholders, employees, customers and the

                        communities in which Coastal operates.

                   g.   Scott's course of conduct in announcing, on July

                        9, 1996, that he would seek to have new Board

                        members elected who would serve on a committee

                        to evaluate, among other things, the potential

                        sale of Coastal as a whole.  By promoting the

                        sale of Coastal in this fashion, Scott is acting

                        irresponsibly and in breach of his duties as a

                        director since he is adding substantially to

                        what is already a public perception that Coastal

                        is a troubled company.  This perception damages

                        Coastal's ability to obtain new business and

                        retain existing customers and personnel.  Scott

                        is engaging in this damaging conduct despite the

                        fact that he knows that Coastal's Board, to-

                        gether with its strategic financial advisors

                        Morgan Stanley & Co., Incorporated, was already

                        considering all future strategic options for the










                        company, and concluded that a sale of the com-

                        pany at this time is unlikely to lead to share-

                        holders receiving the full value of their

                        investment.  In any event, Scott has no bona

                        fide wish to pursue a sale of Coastal but is

                        simply using his purported backing for such an

                        outcome as a means of attempting to force his

                        way back to control.  Thus, Scott never sug-

                        gested or supported selling the Company in any

                        of the more than a dozen board meetings in 1996

                        when Coastal's strategic future was discussed.

                   h.   Finally, Scott is breaching his fiduciary duties

                        by deliberately and systematically burdening

                        Coastal with expensive and distracting disputes

                        (including this litigation) at a time when it is

                        vitally important that the time available to

                        Coastal's senior management be directed to fix-

                        ing the business that deteriorated under Scott's

                        leadership.  Scott's continuing harassment of

                        directors, advisors and senior management is

                        part of a calculated effort to divert the atten-

                        tion and resources of Coastal to non-essential

                        matters.

                        FIRST CLAIM FOR RELIEF

                   21.  Coastal repeats and realleges paragraphs 1

         through 20 contained above.










                   22.  By virtue of the foregoing, Scott has breached

         and continue to breach his fiduciary duty of loyalty to Coastal and its public shareholders.

                   23.  As a result of such breach, Coastal has sus-

         tained and will continue to sustain financial injury.

                   24.  Coastal has no adequate remedy at law.

                        SECOND CLAIM FOR RELIEF

                   25.  Coastal repeats and realleges paragraphs 1

         through 24 contained above.

                   26.  By virtue of the foregoing, Coastal has been and

         continues to be damaged in that Coastal's business has suffered as a result of  Scott's interference with the implementation of the Action Plan and the efforts of Coastal to restore its prof-

         itability and financial health.

                        THIRD CLAIM FOR RELIEF

                   27.  Coastal repeats and realleges paragraphs 1

         through 26 contained above.

                   28.  Scott has commenced a derivative proceeding

         against Coastal without reasonable cause and for an improper purpose.

                   29.  Scott has maintained a derivative proceeding

         against Coastal without reasonable cause and for an improper purpose.

                   30.  In defending against the derivative action

         brought by Scott, Coastal has incurred, and will continue to incur until the derivative proceeding is terminated, expenses










         associated with its defense, including its attorneys fees and indemnity obligations.

                        FOURTH CLAIM FOR RELIEF

                   31.  Coastal repeats and realleges paragraphs 1

         through 30 contained above.

                   32.  Scott authorized and directed the filing of the

         complaint in this derivative proceeding.

                   33.  Such complaint is not well grounded in fact, is

         unwarranted by existing law or a good faith argument for the extension, modification or reversal of existing law, and is interposed for an improper purpose.

                   34.  In defending against the complaint, Coastal has

         incurred, and will continue to incur until the complaint is dismissed, expenses associated with its defense, including its attorneys fees and indemnity obligations.

                   WHEREFORE, Coastal demands judgment against Scott as

         follows:

                   (1)  Declaring and decreeing that Scott has breached

         his fiduciary duties to Coastal and its shareholders with re-

         spect to the matters pleaded herein;

                   (2)  Enjoining Scott from further interfering, or

         attempting to interfere, with the implementation of the Action

         Plan, the restructuring of Coastal, and/or efforts to sell non-

         core businesses owned by Coastal in order to realize the great-

         est value available to shareholders;












                   (3)  Awarding Coastal such damages as it has sus-

         tained in an amount to be proved at trial.

                   (4)  Awarding Coastal its reasonable expenses, in-

         cluding attorneys fees, as permitted by N.C.G.S. Sections 55-7-46(2)

         and (3).

                   (5)  Granting Coastal such other and further relief

         as the Court may deem just and proper.

                    This 26th day of July, 1996.

                                  BROWN & BUNCH, Counsel to Coastal
                                  Physician Group, Inc.


                               By:/s/ Charles Gordon Brown
                                  Charles Gordon Brown

                                  101 N. Columbia Street
                                  Chapel Hill, NC  27514
                                  (919) 968-1111

         OF COUNSEL:

         Steven M. Barna
         Eric M. Roth
         Paul K. Rowe
         WACHTELL, LIPTON, ROSEN & KATZ
         51 West 52nd Street
         New York, New York  10019
         (212) 403-1000




















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